Exhibit 99.1

Lifecore Biomedical Reports Fourth Quarter and Fiscal Year End 2024 Financial Results and Provides Corporate Update

-- Recorded Revenues of $128.3 million for Fiscal 2024; Year-Over-Year Increase of 24.2% --
-- High Value Pipeline Continues to Advance Toward Commercialization --
-- State-of-the-Art Technology Enhancements to Expand Capacity
and New Business Opportunities –

Conference Call Tomorrow Morning at 8:30 a.m. ET

CHASKA, Minn., August 26, 2024 -- Lifecore Biomedical, Inc. (NASDAQ: LFCR) (“Lifecore” or the “Company”), a fully integrated contract development and manufacturing organization (“CDMO”), today announced its financial results for the fourth quarter and full year of fiscal 2024.

Highlights from Fiscal 2024:

“Operationally, fiscal 2024 was a strong year for the Company as we recorded $128.3 million in revenues, representing a 24.2% increase over fiscal 2023,” stated Paul Josephs, president & chief executive officer of Lifecore. “We are exceedingly pleased with this performance and top line growth. I am proud of the progress made by the Company to overcome its recent challenges and very pleased to have submitted our fiscal 2024 10-K today, bringing us current with all SEC filings.

“During my first 90 days as chief executive officer, I have been evaluating all aspects of the organization in an effort to identify opportunities to optimize processes, reduce operating expenses, and enhance productivity. Following my initial operational review, it was clear that the Company’s headcount was oversized for its current business. While such decisions are difficult, a reduction in force was required, which we executed in July. We are now confident that we are right sized for our current pipeline as well as near-term growth. With respect to capabilities and capacity, the Company currently expects its new 5-head isolator filler to be GMP-ready in September.

“Looking ahead, a primary focus is the financial growth of our organization. We expect to accomplish this by focusing on three key areas (1) maximizing our base business; (2) advancing our development portfolio towards commercialization; and, (3) attracting new business spanning our complete range of capabilities and services. We believe we can accomplish this while maintaining superior support for the growing needs of our existing customers. Leaning on my extensive experience building and executing commercial strategies at multiple CDMO’s, I am leading the team in refining our business development strategy to expand our visibility, broaden our outreach, and ultimately, increase our new project pipeline. We believe Lifecore’s key differentiators are the robustness of our quality management system, our decades of proven experience, and our unique ability to handle complex and viscous formulations. I’m confident that, as other potential partners become aware of these capabilities, they will discover the exceptional value that we offer to them and their patients.”

Fiscal Fourth Quarter 2024 Financial Highlights

•Revenue of $37.9 million, an increase of 21.6% year-over-year.
•Gross profit of $17.3 million, an increase of $9.5 million, or 122.0% year-over-year.
•Net loss from continuing operations of $7.1 million, as compared to $37.0 million year-over-year, which includes $23.7 million in loss on debt extinguishment in the prior year period.
•Adjusted EBITDA of $10.4 million, which excludes $1.6 million of stock-based compensation, as compared to Adjusted EBITDA of $3.7 million, which excludes $0.8 million in stock-based compensation.

Fiscal Year 2024 Financial Highlights

•Revenue of $128.3 million, an increase of 24.2% year-over-year.
•Gross profit of $41.9 million, an increase of $13.9 million, or 49.5% year-over-year.
•Net income from continuing operations of $9.3 million, which includes a $39.5 million decrease in the fair value of the debt derivative liability, as compared to a net loss from continuing operations of $64.2 million year-over-year, which includes $23.7 million in loss on debt extinguishment in the prior year period.

•Adjusted EBITDA of $20.2 million, which excludes $6.2 million of stock-based compensation, as compared to Adjusted EBITDA of $11.1 million, which excludes $3.6 million in stock-based compensation.

Corporate Developments

New Business

•The Lifecore business development team continued to engage with potential and existing customers to promote expanded capacity and field site visits along with opportunities directed toward utilization of isolator capabilities with virtual to large pharma as well as closing development services programs.

•Lifecore has added resources to our business development team and increased our marketing spend to expand our reach into key pharmaceutical and biotech regions. Furthermore, we are addressing our organizational structure to maximize the focus on driving new and impactful opportunities into the company.

Capabilities and Capacity

•Lifecore’s 5-head isolator filler is expected to be GMP-ready in September 2024. The addition of this 5-head isolator filler represents more than a doubling of Lifecore’s current theoretical capacity and represents a significant portion of the previously disclosed 70 million units in theoretical capacity.

Consolidated Fiscal Fourth Quarter 2024 Results

(Unaudited and in thousands, except per-share data)	Three Months Ended		Change
	May 26, 2024	May 28, 2023	Amount	%
Revenues	$37,886	$31,146	$6,740	21.6%
Gross profit	$17,272	$7,779	$9,493	122.0%
Net loss from continuing operations	$(7,085)	$(36,998)	$29,913	80.9%
Adjusted EBITDA	$10,412	$3,717	$6,695	180.1%

Fiscal fourth quarter 2024 revenue increased $6.7 million year-over-year to $37.9 million, representing an increase of 21.6% as compared to the prior year period. Revenue growth was primarily driven by a 21.2% increase in its hyaluronic acid (HA) raw material manufacturing (fermentation) business and a 21.8% increase in its CDMO business. The increase in HA raw material manufacturing revenue was primarily due to the higher demand in the current year from existing customers. The increase in CDMO revenues was primarily due to an increase in development services, a new commercial launch in the second quarter of fiscal 2024 and the positive impact of revised contract negotiations on legacy products.

Fiscal fourth quarter 2024 gross profit increased $9.5 million or 122.0% to $17.3 million, as compared to $7.8 million in the prior year period, primarily due to a favorable volume increase, resulting in an increase in gross profits of $1.5 million and favorable rate increases, resulting in an increase of gross profits of $8.0 million. The favorable rate increase was primarily due to a favorable revenue mix with stronger development services revenue and the positive impact of revised contract negotiations on legacy commercial products. This resulted in a gross profit margin improvement by 2060 basis points (“bps”) to 45.6%, as compared to 25.0% in the prior year period.

Fiscal fourth quarter 2024 net loss from continuing operations was $7.1 million, compared to net loss from continuing operations of $37.0 million in the prior year period, which included a loss on debt extinguishment of $23.7 million due to the refinancing of the term debt to a related party. Adjusted EBITDA increased $6.7 million or 180.1% to $10.4 million, which excludes $1.6 million of stock-based compensation expense, as compared to adjusted EBITDA of $3.7 million in the prior year period, which excludes $0.8 million of stock-based compensation expense.

Consolidated Full Year Fiscal 2024 Results

(Unaudited and in thousands, except per-share data)	Twelve Months Ended		Change
	May 26, 2024	May 28, 2023	Amount	%
Revenues	$128,261	$103,269	$24,992	24.2%
Gross profit	$41,850	$27,985	$13,865	49.5%
Net income (loss) from continuing operations	$9,331	$(64,236)	$73,567	(114.5)%
Adjusted EBITDA	$20,206	$11,091	$9,115	82.2%

Full year fiscal 2024 revenue increased $25.0 million year-over-year to $128.3 million, representing an increase of 24.2% as compared to the prior year period. Revenue growth was primarily driven by a 18% increase in its HA raw material manufacturing (fermentation) business and a 27% increase in its CDMO business. The increase in HA raw material manufacturing revenue was primarily due to the higher demand in the current year from existing customers. The increase in CDMO revenues was primarily due to the previously announced commercialization of a new product in the second quarter of fiscal 2024, increased demand from existing customers, price increases from amended commercial agreements at the beginning of the calendar year and a modest increase in development services projects.

Full year fiscal 2024 gross profit increased $13.9 million or 49.5% to $41.9 million, as compared to $28.0 million in the prior year period, primarily due to increased revenues resulting in a favorable volume variance of $6.8 million and favorable rate variance of $7.1 million due to a favorable revenue mix and adjustments to write down inventories to their net realizable value in the comparable periods. Gross profit margin increased 553 basis points to 32.6% in fiscal year 2024 from 27.1% in the prior year period primarily due to a favorable revenue mix, increased customer pricing on amended commercial agreements and an increase due to adjustments to write down inventories to their net realizable value in the prior year comparable period.

Full year fiscal 2024 net income from continuing operations was $9.3 million, which reflected a favorable $39.5 million non-cash fair market value adjustment to the debt derivative liability which is included in other income, compared to net loss from continuing operations of $64.2 million in the prior year period, which included a loss on debt refinancing of $23.7 million. Adjusted EBITDA increased $9.1 million or 82.2% to $20.2 million, which excluded $6.2 million of stock-based compensation expense, as compared to adjusted EBITDA of $11.1 million in the prior year period, which excluded $3.6 million of stock-based compensation expense.

Fiscal 2024 Cash Flow & Balance Sheet

Cash used in operating activities was $0.2 million for the fiscal year ended May 26, 2024 compared to $17.4 million used in the prior fiscal year ended May 28, 2023. Cash used by investing activities was $17.9 million compared to $4.8 million used in the prior year period, which included $16.7 million of proceeds from the sale of a divested business. Capital expenditures were $17.9 million for the fiscal year ended May 26, 2024 compared to $21.5 million in the prior year period, and were primarily focused on investing in Lifecore’s long-term growth initiatives. Cash provided by financing activities was $7.5 million for the fiscal year ended May 26, 2024 compared to $39.7 million provided in the prior year period, which included $42.9 million of proceeds from preferred and common stock issuances.

Net term and revolver debt at the end of fiscal year 2024 was $175.2 million, including $8.5 million of cash.

Fiscal 2025 Outlook

The Company is providing guidance on a consolidated basis for full year fiscal 2025.

•Revenue: Expected to be in the range of $126.5 million to $130 million
•Adjusted EBITDA: Expected to be in the range of $19 million to $21 million. As noted above, the Company has changed its presentation of adjusted EBITDA to exclude stock-based compensation expense, which is anticipated to be in the range of $9.0 million to $10.0 million during fiscal 2025.
•Capital expenditures: Expected to be in the range of $10 million to $14 million, excluding capitalized interest.

Sets Date for Conference Call

Lifecore Biomedical will host a conference call tomorrow morning, August 27, 2024, at 8:30 a.m. ET to discuss fiscal 2024 fourth quarter financial results. To participate in the conference call via telephone, dial toll-free: 1-877-407-3982 (U.S.) or 1-201-493-6780 (International). A replay of the call will be available through September 3, 2024, by calling toll-free: 1-844-512-2921 (U.S.) or 1-412-317-6671 (International) and entering code 13748493.

A live webcast of the call can be accessed via Lifecore’s investor website on the Investor Events & Presentations page at: https://ir.lifecore.com/events-presentations. An archived version of the webcast will be available on the website for 30 days.

About Lifecore Biomedical

Lifecore Biomedical, Inc. is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of sterile injectable pharmaceutical products in syringes, vials and cartridges, including complex formulations. As a leading manufacturer of premium, injectable-grade hyaluronic acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com.

Non-GAAP Financial Information

This press release contains non-GAAP financial information, including Adjusted EBITDA. The Company has included a reconciliation of Adjusted EBITDA to Net (loss) income, the most directly comparable financial measure calculated in accordance with GAAP. See the section entitled “Non-GAAP Financial Information and Reconciliations” in this release for the Company’s definition of Adjusted EBITDA.

The Company has disclosed these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures exclude/include certain items that are included in the Company’s results reported in accordance with GAAP. Management believes these non-GAAP financial measures provide useful additional information to investors about trends in the Company’s operations and are useful for period-over-period comparisons. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to the potential differences in methods of calculation and items being excluded/included. These non-GAAP financial measures should be read in conjunction with the Company’s consolidated financial statements presented in accordance with GAAP.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. In addition, all statements regarding our preliminary estimates of historical financial data for the Historical Periods, current operating and financial expectations in light of historical results, anticipated capacity and utilization, anticipated liquidity, and anticipated future customer relationships usage are forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the outcome of any evaluation of the Company’s strategic alternatives or any discussions with any potential bidders related thereto, the competition of the Company’s financial closing procedures, the Company’s ability to successfully enact its business strategies, including with respect to installation, capacity generation and its ability to attract demand for its services, the Company’s ability to become current with its reports with the Securities and Exchange Commission (the “SEC”), and the timing thereof, the Company’s ability to regain compliance with applicable listing standards under Nasdaq, and its ability expand its relationship with its existing customers or attract new customers, the impact of inflation on the Company’s business and financial condition, indications of a change in the market cycles in the CDMO market; changes in business conditions and general economic conditions both domestically and globally including rising interest rates and fluctuation in foreign currency exchange rates, access to capital; and other risk factors set forth from time to time in the Company’s SEC filings, including, but not limited to, the Annual Report on Form 10-K for the year ended May 26, 2024 (the “2024 10-K”). For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in the 2024 10-K. Forward-looking statements represent management’s current expectations as of the date hereof and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Lifecore Biomedical, Inc. Contact Information:

Stephanie Diaz (Investors)
Vida Strategic Partners
415-675-7401
sdiaz@vidasp.com

Tim Brons (Media)
Vida Strategic Partners
415-675-7402
tbrons@vidasp.com

LIFECORE BIOMEDICAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands, except par value)

	May 26, 2024	May 28, 2023
ASSETS
Current Assets:
Cash	$8,462	$19,091
Accounts receivable, less allowance for credit losses	20,343	19,907
Accounts receivable, related party	10,810	9,117
Inventories, net	39,979	40,841
Prepaid expenses and other current assets	1,439	4,919
Total Current Assets	81,033	93,875

Property and equipment, net	148,598	134,390
Operating lease right-of-use assets	2,442	4,282
Goodwill	13,881	13,881
Intangible assets	4,200	4,200
Other long-term assets	3,806	2,917
Total Assets	$253,960	$253,545

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$16,334	$22,097
Accrued compensation	5,533	4,145
Other accrued liabilities	9,986	7,142
Current portion of lease liabilities	4,133	1,270
Deferred revenues	1,088	552
Deferred revenues, related party	1,025	3,503
Current portion of long-term debt, net, related party	773	580
Total Current Liabilities	38,872	39,289

Long-term debt, less current portion, net, related party	100,819	84,256
Revolving credit facility	19,691	16,809
Debt derivative liability, related party	25,400	64,900
Long-term lease liabilities, less current portion	4,944	9,709
Deferred taxes, net	543	380
Deferred revenues, less current portion, related party	4,703	2,940
Other non-current liabilities	5,086	174
Total Liabilities	200,058	218,457

Series A Convertible Preferred stock, $0.001 par value; 2,000 shares authorized; 43 and 39 shares issued and outstanding at May 26, 2024 and May 28, 2023, respectively	42,587	39,318

Stockholders’ Equity:
Common stock, $0.001 par value; 50,000 shares authorized; 30,547 and 30,322 shares issued and outstanding at May 26, 2024 and May 28, 2023, respectively	30	30
Additional paid-in capital	177,808	174,276
Accumulated deficit	(166,523)	(178,536)
Total Stockholders’ Equity (Deficit)	11,315	(4,230)
Total Liabilities, Convertible Preferred Stock and Stockholders’ Equity	$253,960	$253,545

LIFECORE BIOMEDICAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)

	Year Ended
	May 26, 2024	May 28, 2023	May 29, 2022
Revenues	$77,674	$99,247	$111,270
Revenues, related party	50,587	4,022	—
Total revenues	128,261	103,269	111,270
Cost of goods sold	86,411	75,284	72,204
Gross profit	41,850	27,985	39,066

Operating costs and expenses:
Research and development	8,575	8,736	7,839
Selling, general and administrative	40,463	38,969	34,659
Gain on sale of divested business	—	(2,108)	—
Restructuring costs	1,656	4,184	8,359
Total operating costs and expenses	50,694	49,781	50,857
Operating loss	(8,844)	(21,796)	(11,791)

Interest expense, net	(3,428)	(17,229)	(15,470)
Interest expense, related party	(14,662)	(352)	—
Transition services income	—	349	5,814
Loss on debt extinguishment	—	(23,741)	—
Other (expense) income, net	(3,052)	(1,159)	760
Other income, related party	39,500	—	—
Net income (loss) from continuing operations before taxes	9,514	(63,928)	(20,687)
Provision for income tax (expense) benefit	(183)	(308)	5,211
Net income (loss) from continuing operations	9,331	(64,236)	(15,476)

Discontinued operations:
Income (loss) from discontinued operations, net of tax	2,700	(35,327)	(101,929)
Income tax (expense) benefit	(18)	—	690
Loss from discontinued operations	2,682	(35,327)	(101,239)
Net income (loss)	$12,013	$(99,563)	$(116,715)

Basic net (loss) income per share:
Income (loss) from continuing operations	$0.31	$(2.14)	$(0.53)
Income (loss) from discontinued operations	0.09	(1.18)	(3.44)
Total basic net income (loss) per share	$0.40	$(3.32)	$(3.97)

Diluted net (loss) income per share:
Income (loss) from continuing operations	$0.25	$(2.14)	$(0.53)
Income (loss) from discontinued operations	0.07	(1.18)	(3.44)
Total diluted net income (loss) per share	$0.32	$(3.32)	$(3.97)

Shares used in per share computation

Basic	30,474	29,958	29,466
Diluted	36,658	29,958	29,466

	Year Ended
	May 26, 2024	May 28, 2023	May 29, 2022
Net loss applicable to common shareholders	$12,013	$(99,563)	$(116,715)
Other comprehensive (loss) income, net of tax:
Net unrealized gains (losses) on interest rate swaps (net of tax effect of $(0), $(430), and $(445))	$—	$586	$772
Other comprehensive (loss) income, net of tax	$—	$586	$772
Total comprehensive (loss) income	$12,013	$(98,977)	$(115,943)

LIFECORE BIOMEDICAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	Year Ended
	May 26, 2024	May 28, 2023	May 29, 2022
Cash flows from operating activities:
Net income (loss)	$12,013	$(99,563)	$(116,715)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	8,859	13,177	18,061
Loss on debt extinguishment	—	23,741	—
Stock-based compensation expense	6,201	3,612	2,608
Provision (benefit) for expected credit losses	263	163	(14)
Deferred taxes	163	357	(6,825)
Net loss on disposal of property and equipment	18	38	152
Non-cash restructuring and impairment of assets charges	1,402	640	—
Impairment of goodwill and long-lived and indefinite-lived assets	—	1,300	78,146
Loss on disposal of property and equipment related to restructuring, net	—	—	5,185
Gain on sale of BreatheWay	—	(2,108)	—
Loss on sale of Eat Smart	—	—	336
Loss on sale of Yucatan	—	20,663	—
Loss on sale of O Olive	—	319	—
Interest expense, related party	14,209	343	—
Change in debt derivative liability, related party	(39,500)	—	—
Other, net	—	86	(426)
Changes in current assets and current liabilities:
Accounts receivable, net	(699)	19,941	(6,138)
Accounts receivable, related party	(1,693)	(9,117)	—
Inventories	862	(14,811)	(2,180)
Other assets	2,380	2,156	(689)
Accounts payable	(6,676)	16,038	9,343
Accrued compensation	1,388	(4,483)	(2,546)
Other accrued liabilities	319	3,982	(873)
Accrued interest - related party	453	9	—
Deferred revenues	536	(367)	(18)
Deferred revenues, related party	(715)	6,443	—
Net cash used in operating activities	(217)	(17,441)	(22,593)

Cash flows from investing activities:
Purchases of property and equipment	(17,921)	(21,482)	(29,940)
Proceeds from sales of property and equipment	—	—	1,141
Eat Smart sale net working capital adjustment	—	—	(9,839)
Proceeds from the sale of divested business, net of cash acquired	—	16,671	73,500
Proceeds from sale of investment in non-public company	—	—	45,100
Net cash (used in) provided by investing activities	(17,921)	(4,811)	79,962

Cash flows from financing activities:
Taxes paid by Company for employee stock plans	(152)	(274)	(789)

Principal payments on finance leases	(135)	—	—
Principal payments on equipment financing, related party	(579)	—	—
Proceeds from long-term debt, related party	—	150,000	—
Proceeds from long-term debt	—	—	20,000
Payments on long-term debt	—	(123,690)	(86,411)
Proceeds from revolving credit facility	149,586	31,450	55,111
Payments on revolving credit facility	(146,704)	(54,640)	(44,111)
Proceeds from exercise of stock options	724	—	—
Payments for debt issuance costs	(231)	(6,050)	(821)
Proceeds from long-term customer deposit	5,000	—	—
Proceeds from sale of common stock, net of issuance costs	—	4,822	—
Proceeds from sale of convertible preferred stock, net of issuance costs	—	38,082	—
Net cash provided by (used in) financing activities	7,509	39,700	(57,021)

Net (decrease) increase in cash and cash equivalents	$(10,629)	$17,448	$348
Cash and cash equivalents, beginning of period	19,091	1,643	1,295
Cash and cash equivalents, end of period	$8,462	$19,091	$1,643

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,730	$31,024	$16,888
Cash paid during the period for income taxes, net of refunds received	$72	$23	$441
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment on trade vendor credit	$7,858	$6,945	$2,260
Convertible Preferred Stock PIK dividend	$(3,078)	$(1,163)	$—
Debt derivative	$—	$64,900	$—

Non-GAAP Financial Information and Reconciliations
Adjusted EBITDA is a non-GAAP financial measure. We define adjusted EBITDA as net (loss) income before (i) interest expense, net of interest income, (ii) provision for income tax expense (benefit), (iii) depreciation and amortization, (iv) restructuring costs, (v) reorganization costs, (vi) change in fair value derivatives, (vii) financing fees (non-interest), (viii) contract cancellations, (ix) loss on debt extinguishment, (x) start-up costs, (xi) franchise tax equivalent to income tax, (xii) stockholder activist settlement costs, (xiii) gain on sale of divested business, (xiv) loss from discontinued operations, net of taxes, and (xv) stock-based compensation. See “Non-GAAP Financial Information” above for further information regarding the Company’s use of non-GAAP financial measures.

(in thousands)	Three Months Ended		Twelve Months Ended
	May 26, 2024	May 28, 2023	May 26, 2024	May 28, 2023
Revenues	$23,146	$27,124	$77,674	$99,247
Revenues, related party	14,740	4,022	50,587	4,022
Total revenues	37,886	31,146	128,261	103,269
Cost of goods sold	20,614	23,367	86,411	75,284
Gross profit	17,272	7,779	41,850	27,985

Operating costs and expenses:
Research and development	2,161	2,115	8,575	8,736
Selling, general and administrative	12,224	12,294	40,463	38,969
Gain on sale of divested business	—	—	—	(2,108)
Restructuring costs	738	8	1,656	4,184
Total operating costs and expenses	15,123	14,417	50,694	49,781
Operating income (loss)	2,149	(6,638)	(8,844)	(21,796)

Interest expense, net	(882)	(5,557)	(3,428)	(17,229)
Interest expense, related party	(4,907)	(352)	(14,662)	(352)
Transition services income	—	349	—	349
Loss on debt extinguishment	—	(23,741)	—	(23,741)
Other (expense) income, net	(1,102)	(829)	(3,052)	(1,159)
Other (expense) income, related party	(2,400)	—	39,500	—
Net (loss) income from continuing operations before taxes	(7,142)	(36,768)	9,514	(63,928)
Provision for income tax benefit (expense)	57	(230)	(183)	(308)
Net income (loss) from continuing operations	(7,085)	(36,998)	9,331	(64,236)

Discontinued operations:
(Loss) income from discontinued operations, net of tax	—	(2,286)	2,700	(35,327)
Income tax benefit (expense)	3	—	(18)	—
Loss from discontinued operations	3	(2,286)	2,682	(35,327)
Net (loss) income	$(7,082)	$(39,284)	$12,013	$(99,563)

EBITDA
Net (loss) income	$(7,082)	$(39,284)	$12,013	$(99,563)
Interest expense, net of interest income	5,789	5,909	18,090	17,581

Provision for income tax (benefit) expense	(57)	230	183	308
Depreciation and amortization on property and equipment	2,014	2,110	7,954	10,315
Total EBITDA	664	(31,035)	38,240	(71,359)

Restructuring costs	738	8	1,656	4,184
Reorganization costs	2,614	6,600	9,796	15,949
Change in fair value of debt derivative liability, related party	2,400	—	(39,500)	—
Financing fees (non-interest)	1,142	535	3,513	788
Contract cancellation and other costs	270	716	567	716
Loss on debt extinguishment	—	23,741	—	23,741
Start-up costs	484	—	1,684	—
Franchise tax equivalent to income tax	46	50	272	241
Stockholder activist settlement	459	—	459	—
Gain on sale of divested business	—	—	—	(2,108)
(Income) loss from discontinued operations, net of taxes	(3)	2,286	(2,682)	35,327
Adjusted EBITDA, before SBC	8,814	2,901	14,005	7,479
Stock-based Compensation	1,598	816	6,201	3,612
Adjusted EBITDA	$10,412	$3,717	$20,206	$11,091